NEWS RELEASE   CONTACT:  James B. Gardner,
                         Executive Vice President
                         HMN Financial, Inc. (507) 346-7345
                         FOR IMMEDIATE RELEASE


HMN FINANCIAL, INC. ANNOUNCES FOURTH QUARTER
--------------------------------------------
AND ANNUAL RESULTS
------------------

EARNINGS SUMMARY                 Three Months Ended     Twelve Months Ended
                                   December 31,           December 31,
                             ---------------------  ---------------------
                                1997       1996         1997       1996
                             ---------- ----------   ---------- ----------
Net income                $ 1,248,054  1,299,101  $ 5,578,866 4,274,349
Basic earnings per share         0.34       0.32         1.51      0.99
Diluted earnings per share       0.31       0.31         1.41      0.96
Return on average assets
 before SAIF assessment                                  0.98%     1.04%
Return on average assets         0.84%      0.93%        0.98%     0.78%
Return on average equity
   before SAIF assessment                                6.84%     6.46%
Return on average equity         6.09%      6.06%        6.84%     4.82%
Book value per share      $     20.38      18.52<F1>$   20.38     18.52<F1>

[FN]
<FN1> After SAIF assessment


     SPRING VALLEY, MINNESOTA, February 4, 1998 . . . HMN
Financial, Inc.(HMN) (NASDAQ:HMNF), the $691 million holding company for Home Federal Savings Bank (the Bank), today reported net income of $1.25 million for the fourth quarter of 1997, down $51,000, or 3.9% from $1.3 million for the fourth quarter of 1996. Basic earnings per share was $0.34 for the fourth quarter of 1997 compared to $0.32 basic earnings per share for the fourth quarter of 1996. Diluted earnings per share was $0.31 for the fourth quarter of both 1997 and 1996. Return on average assets for the fourth quarter of 1997 was 0.84% compared to 0.93% for the fourth quarter of 1996. Return on average equity for the fourth quarter of 1997 was 6.09% compared to 6.06% for the fourth quarter of 1996. Book value per share was $20.38 at December 31, 1997, an increase of $1.86, or 10%, from $18.52 at December 31, 1996.

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

     Net income for the year ended December 31, 1997 was $5.6
million, an increase of $1.3 million, or 31%, from $4.3 million for the year ended December 31, 1996. Basic earnings per share was $1.51 for the year ended December 31, 1997, an increase of $0.52 per share, or 53%, from
$0.99 basic earnings per share for December 31, 1996. Diluted earnings per share was $1.41 for the year ended December 31, 1997, an increase of $0.45 per share, or 47%, from $0.96 basic earnings per share for year ended in 1996. In September of 1996, Congress enacted the Savings Association
Insurance Fund (SAIF) legislation which assessed a one time charge of $2.35 million to the Bank in order to recapitalize the SAIF. The total SAIF assessment of $2.35 million was charged directly to earnings and reduced after tax earnings by $1.46 million. The assessment reduced basic earnings per share and diluted earnings per share for the year ended 1996 by $0.34 and $0.33, respectively. Return on average assets for the year ended 1997 was 0.98% compared to 0.78% for the year ended 1996.  Return on average equity for the year ended 1997 was 6.84% compared to 4.82% for the year ended 1996. If the impact of the SAIF assessment is removed from the 1996 calculations return on average assets would have been 1.04% and return
on average equity would have been 6.46%.   Book value per share was $20.38 at
December 31, 1997, an increase of $1.86, or 10%, from $18.52 at December 31,
1996.

     On December 5, 1997 HMN completed its acquisition of
Marshalltown Financial Corporation (MFC), the thrift holding company for Marshalltown Savings Bank, FSB (Marshalltown Bank). In connection with the acquisition, Marshalltown Bank was merged into Home Federal Savings Bank and is being operated as a branch of the Bank. The aggregate merger consideration was $24.8 million, consisting of $23.7 million for the 1.35 million outstanding
MFC shares, or $17.51 per MFC share, and $1.1 million for the outstanding MFC options. HMN owned 60,000 shares of MFC, which were cancelled under the merger agreement. The purchase method was used to account for the merger.
On December 5, 1997 as a result of the merger, the Bank's securities portfolio increased by $47.2 million, loans receivable, net increased by $69.8 million, a core deposit intangible was recognized for $1.57 million, goodwill was recognized for $4.5 million and deposits increased by $103.1 million. The consolidated statement of income for HMN as of December 31, 1997 includes the operations of the acquired MFC from December 6, 1997 through December 31, 1997.

     Net interest income for the fourth quarter of 1997 was $3.85 million, a decrease of $88,000, or 2.2%, compared to $3.94 million for the fourth quarter of 1996. Interest income for the fourth quarter of 1997 was $10.7 million, an increase of $596,000 from $10.1 million for the same quarter of 1996. Interest income increased by $739,000 primarily due to an increase in net loans receivable and was partially offset by a $143,000 decrease of interest income due to a general decline in interest rates during 1997. Interest expense for the fourth quarter of 1997 was $6.9 million, an increase of $684,000, or 11.1%, compared to $6.2 million for the same quarter of 1996. Interest expense increased by $650,000 due to an increase in the deposit base and advances from the Federal Home Loan Bank of Des Moines
(FHLB). Interest expense also increased by $34,000 primarily due to an increase in

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

the interest rates paid on FHLB advances. Net interest income for the year ended December 31, 1997 was $15.4 million, a decrease of $223,000, or 1.4%,from $15.7 million for the same year ended in 1996. Interest income for the year ended December 31, 1997 was $41.1 million, an increase of $1.2 million, or 3.1%, compared to $39.9 million for the year ended in 1996. The increased interest income was primarily due to an increase in net loans receivable. Interest expense for the year ended December 31, 1997 was $25.6 million an increase of $1.4 million, or 6.0% from $24.2 million for the year ended December 31, 1996. The increase in interest income was totally offset by an increase in interest expense of $223,000, primarily due to additional borrowing from the FHLB.

     Net interest margin for the quarter ended December 31, 1997 was 2.60%, a decline of 26 basis points from 2.86% for the quarter ended December 31, 1996. Net interest margin for the year ended December 31, 1997 was 2.77%, a decline of 12 basis points from 2.89% for the year ended December
31, 1996. During 1997 HMN increased its investment in non-interest bearing assets such as mortgage servicing assets, partnerships which invest in mortgage servicing assets and partnerships which invest in the common stock of other financial institutions. HMN is in the process of building a new retail banking facility in Spring Valley. HMN also repurchased its own common stock in the open market during 1997. The impact of the above mentioned investing activities and the purchase of MFC caused net interest earning assets to decline. The decline in net interest earning assets when coupled with general fluctuations in interest rates caused HMN's net interest margin to decline.

     Non-interest income for the fourth quarter of 1997 was $740,000, an increase of $416,000, or 128%, from $324,000 for the same quarter in 1996.
The increase in quarterly income was primarily due to a $310,000 increase in gains recognized on the sale of securities and a $113,000 increase in gain on the sale of loans. Interest rates, in general, decreased during the fourth quarter of 1997, creating a favorable environment for HMN to sell securities and loans. During 1997, HMN increased its mortgage banking activities and is selling more loans in the secondary market than it did in 1996.
Non-interest income for the year ended December 31, 1997 was $2.7 million, an increase of $800,000, or 42%, from $1.9 million for the same year ended in 1996. The increase in non-interest income was primarily due to a $430,000 gain on the sale of loans, a $220,000 increase in gains recognized on the sale of securities and a $128,000 increase in fee income. The increase in gain on sale of loans was due to HMN's increased mortgage banking activities and a general decrease in interest rates which allowed both loans and securities to be sold at a profit.

     Non-interest expense for the fourth quarter of 1997 was $2.6 million, an increase of $405,000, or 18.9%, from $2.1 million for the same quarter of 1996. Compensation and benefits expense increased by $273,000 due to new employees added in either mortgage banking activities or by the purchase of MFC and normal merit and salary increases for existing HMN employees. Non-interest expense for the year ended December 31, 1997 was $9.0 million, a decrease of $1.5 million, or 14.1%, from $10.5 million for the year ended in 1996. The majority of the $1.5 million decrease in non-interest expense was due to the one time SAIF assessment of $2.35 million not repeating itself in 1997. As a result of the SAIF

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assessment the FDIC insurance premium expense decreased by $561,000.   The
decrease in non-interest expense was partially offset by a $999,000 increase in compensation and benefits, an increase in occupancy of $158,000 and an increase in other expense of $227,000. Compensation and benefits expense increased as a result of adding new employees in mortgage banking activities, the purchase of MFC and normal merit and salary increases to existing employees. Occupancy increased for the year ended December 31, 1997 compared to 1996 because of the purchase of MFC and the continued remodeling and updating of offices for new technological advances.

     HMN Financial, Inc. and Home Federal Savings Bank are headquartered in Spring Valley, MN. The Bank operates seven offices in southern Minnesota and three in Iowa. HMN Mortgage Services, Inc., a subsidiary of HMN Financial, Inc. operates mortgage banking facilities in Eden Prairie and Brooklyn Park, MN.

     (Three pages of selected consolidated financial information are included with this release.)
                                   ***END***

                     HMN FINANCIAL, INC. AND SUBSIDIARIES
                          Consolidated Balance Sheets
                                  (unaudited)

                                         December 31,  December 31,
             ASSETS                           1997          1996
                                          ------------  ------------
Cash and cash equivalents                $   9,364,635    10,583,717
Securities available for sale:
   Mortgage-backed and related securities
     (amortized cost $135,598,404
      and $134,474,167)                    135,935,482   133,355,278
   Other marketable securities
     (amortized cost $68,356,926
      and $42,360,499)                      69,923,477    42,474,810
                                          ------------  ------------
                                           205,858,959   175,830,088
                                          ------------  ------------
Securities held to maturity:
   Mortgage-backed and related securities
      (fair value $0 and $1,904,993)                 0     1,805,744
   Other marketable securities
      (fair value $0 and $1,000,550)                 0       999,812
                                          ------------  ------------
                                                     0     2,805,556
                                          ------------  ------------
Loans held for sale                          2,287,265       739,316
Loans receivable, net                      442,068,600   349,022,236
Federal Home Loan Bank stock, at cost        7,432,200     5,434,000
Real estate, net                               133,939        20,610
Premises and equipment, net                  5,880,710     3,581,497
Accrued interest receivable                  4,038,131     3,415,152
Investment in limited partnerships           5,989,399     2,887,525
Goodwill                                     4,500,873             0
Core deposit intangible                      1,546,273             0
Investment in mortgage servicing rights        781,005         4,681
Prepaid expenses and other assets            1,349,521       407,221
                                          ------------  ------------
      Total assets                        $691,231,510   554,731,599
                                          ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                  $467,347,688   362,476,944
Federal Home Loan Bank advances            127,650,021   106,078,589
Accrued interest payable                     1,365,064     1,542,773
Advance payments by borrowers for
  taxes and insurance                          786,619       518,911
Accrued expenses and other liabilities       6,056,356     2,014,938
Due to stockholders of Marshalltown
  Financial Corporation                      3,555,352             0
                                          ------------  ------------
      Total liabilities                    606,761,100   472,632,155
                                          ------------  ------------
Commitments and contingencies
Stockholders' equity:
   Serial preferred stock: authorized
     500,000 shares;issued and
     outstanding none                                0             0
   Common stock ($.01 par value):
     authorized 7,000,000;issued
     shares 6,085,775                           60,858        60,858
   Additional paid-in capital               59,729,090    59,428,768
   Retained earnings, subject to
    certain restrictions                    60,224,253    54,645,387
   Net unrealized gain/(loss) on
    securities available for sale            1,129,818      (598,045)
   Unearned employee stock ownership
    plan shares                             (4,554,280)   (4,938,520)
   Unearned compensation restricted
    stock awards                              (600,668)     (793,289)
   Treasury stock, at cost 1,941,407
    and 1,651,615 shares                   (31,518,661)  (25,705,715)
                                          ------------  ------------
      Total stockholders' equity            84,470,410    82,099,444
                                          ------------  ------------
    Total liabilities and stockholders'
      equity                              $691,231,510   554,731,599
                                          ============  ============

                     HMN FINANCIAL, INC. AND SUBSIDIARIES
                       Consolidated Statements of Income
                                  (unaudited)

                              Three Months Ended    Twelve MonthsEnded
                                  December 31,           December31,
                                1997       1996        1997       1996
                            ---------------------- ----------------------
Interest Income:
 Loans receivable           $7,598,770   6,711,707  28,328,864  25,721,042
 Securities available for sale:
   Mortgage-backed and
    related                  1,796,406   2,296,748   8,255,402  10,027,438
   Other marketable          1,077,616     768,923   3,699,378   2,424,628
 Securities held to maturity:
   Mortgage-backed and related       0      45,293      33,400     765,120
   Other marketable                  0      14,345      10,032     104,448
 Cash equivalents              117,196     178,506     342,433     494,129
 Other                         116,563      95,067     420,722     327,520
                           ----------- ----------- ----------- -----------
    Total interest income   10,706,551  10,110,589  41,090,231  39,864,325
                           ----------- ----------- ----------- -----------
Interest expense:
 Deposits                    5,062,832   4,668,781  19,056,164  18,949,937
 Federal Home Loan Bank
  advances                   1,794,303   1,504,838   6,586,855   5,243,853
                           ----------- ----------- ----------- -----------
    Total interest expense   6,857,135   6,173,619  25,643,019  24,193,790
                           ----------- ----------- ----------- -----------
         Net interest income 3,849,416   3,936,970  15,447,212  15,670,535
Provision for loan losses       75,000      75,000     300,000     300,000
                           ----------- ----------- ----------- -----------
         Net interest income
           after provision
           for loan losses   3,774,416   3,861,970  15,147,212  15,370,535
                           ----------- ----------- ----------- -----------
Non-interest income:
 Fees and service charges      168,739     105,061     487,085     359,249
 Securities gains, net         377,410      67,840   1,249,569   1,029,638
 Gain on sales of loans        135,094      22,326     469,461      39,306
 Other                          58,458     128,628     516,244     494,507
                           -----------  ---------- ----------- -----------
    Total non-interest income  739,701     323,855   2,722,359   1,922,700
                           -----------  ---------- ----------- -----------
Non-interest expense:
 Compensation and benefits   1,483,598   1,210,524   5,590,297   4,591,367
 Occupancy                     264,437     230,393     983,238     825,609
 Federal deposit insurance
  premiums                      63,275     163,214     238,654     799,890
 SAIF assessment                     0           0           0   2,351,563
 Advertising                   101,214      78,729     315,771     308,464
 Data processing               136,498     120,900     508,930     489,045
 Provision for real estate
  losses                        15,000       2,000      18,000       2,000
 Other                         488,441     341,238   1,367,815   1,140,948
                           -----------  ---------- ----------- -----------
    Total non-interest
     expense                 2,552,463   2,146,998   9,022,705  10,508,886
                           -----------  ---------- ----------- -----------
    Income before income
     taxes                   1,961,654   2,038,827   8,846,866   6,784,349
Income tax expense             713,600     739,726   3,268,000   2,510,000
                           -----------  ---------- ----------- -----------
    Net income              $1,248,054   1,299,101   5,578,866   4,274,349
                           ===========  ========== =========== ===========
Basic earnings per share    $     0.34        0.32        1.51        0.99
                           ===========  ========== =========== ===========
Diluted earnings per share  $     0.31        0.31        1.41        0.96
                           ===========  ========== =========== ===========

                     HMN FINANCIAL, INC. AND SUBSIDIARIES
                  Selected Consolidated Financial Information
                                  (unaudited)

Selected Financial Data:      Three Months Ended     Twelve Months Ended
 (dollars in thousands,        Dec 31,   Dec 31,     Dec 31,    Dec 31,
  except per share data)        1997      1996        1997        1996
                             --------------------  ---------------------
I. OPERATING DATA:
    Interest income         $  10,706    10,111      41,090     39,864
    Interest expense            6,857     6,174      25,643     24,194
    Net interest income         3,849     3,937      15,447     15,670

II. AVERAGE BALANCES:
    Assets <F1>               607,023   557,225     572,103    550,509
    Loans receivable, net     388,333   336,349     355,657    324,958
    Mortgage-backed and
     related securities <F1>  109,702   140,335     121,804    158,561
    Interest earnings
     assets <F1>              586,836   548,057     556,831    541,638
    Interest bearing
     liabilities              512,950   465,612     483,130    455,645
    Equity <F1><F2>            83,938    85,351      82,144     88,736

III.PERFORMANCE RATIOS: <F1>
    Return on average assets
    (annualized)                 0.84%     0.93%       0.98%      0.78%
    Interest rate spread
     information:
      Average during period      1.93      2.06        2.07       2.05
      End of period              1.60      2.17        1.60       2.17
    Net interest margin          2.60      2.86        2.77       2.89
    Ratio of operating expense
     to average total assets
     (annualized)                1.63      1.53        1.56       1.91
    Return on average equity
     (annualized)                6.09      6.06        6.84       4.82
    Efficiency                  55.62     50.39       49.66      59.73


IV. ASSET QUALITY:
                                Dec 31,   Dec 31,
                                 1997      1996
                              --------------------
    Total non-performing assets $ 807       361
    Non-performing assets to
     total assets                0.12%     0.07%
    Non-performing loans to
     total loans receivable, net 0.15      0.10
    Allowance for loan losses  $2,748     2,341
    Allowance for loan losses
     to total assets             0.40%     0.42%
    Allowance for loan losses to
     total loans receivable, net 0.62      0.67
    Allowance for loan losses
     to non-performing loans   413.17    691.84

V. BOOK VALUE PER SHARE:
    Book value per share
     excluding net unrealized
     loss on securities
     available for sale       $ 20.11     18.65
    Book value per share        20.38     18.52
    Tangible book value         18.92     18.52

                                Year      Year
                               Ended      Ended
                              Dec 31,     Dec 31,
                                1997       1996
                             ---------------------
VI. CAPITAL RATIOS
    Stockholders' equity to
     total assets, at end
     of period                  12.22%    14.80%
    Average stockholders'
     equity to average
     assets <F1><F2>            14.36     16.12
    Ratio of average interest
     -earning assets to
      average interest-bearing
      liabilities<F1>          115.25    118.87

                                Dec 31,   Dec 31,
V.  EMPLOYEE DATA:               1997      1996
                             ----------------------
    Number of employees           150       110

[FN]
<FN1> Average balances were calculated based upon amortized cost without the market value impact of SFAS 115.
<FN2> Average equity and average equity/average asset ratio
decreasing due in part to a repurchase of 243,088 shares of common stock in the fourth quarter of 1996 and an additional repurchase of 224,334 shares of common stock in 1997.

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